UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 27, 2010 (May 26, 2010)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York	10173
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2010, National Financial Partners Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders. The Company’s stockholders voted on the following matters: (1) the election of eight directors to the Company’s Board of Directors and (2) the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010. Each matter was described in detail in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 16, 2010. The results of the stockholders’ votes are reported below.

Proposal I: Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote

Jessica M. Bibliowicz	28,693,332	1,996,830	21,023	5,546,340
Stephanie W. Abramson	27,485,481	3,165,498	60,206	5,546,340
Arthur S. Ainsberg	30,197,427	448,169	65,589	5,546,340
R. Bruce Callahan	30,387,274	296,842	27,069	5,546,340
John A. Elliott	30,257,398	388,264	65,523	5,546,340
J. Barry Griswell	30,289,091	395,763	26,331	5,546,340
Shari Loessberg	28,736,307	1,917,258	57,620	5,546,340
Kenneth C. Mlekush	28,334,688	2,323,676	52,821	5,546,340

Proposal II: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote

34,877,123	1,346,718	33,684	0

Item 7.01	Regulation FD Disclosure.

On May 26, 2010, the Company issued a press release announcing the results of its 2010 Annual Meeting of Stockholders. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: May 27, 2010

By:	/s/ Donna J. Blank
Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 26, 2010